UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

Almost Never Films Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53049	26-1665960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13636 Ventura Blvd. #475, Sherman Oaks, CA	91423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 296-3005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2016, Almost Never Films Inc. (the “Company”) executed the Stock Purchase Agreement (the “Agreement”) by and between the Company and Frank Gillen. Pursuant to the Agreement, the Company sold, and Mr. Gillen purchased, an aggregate of 49,720,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), at a price of $0.005 per share in exchange for the cancellation of and discharge of certain promissory notes issued by the Company and payable to the order of Mr. Gillen.

The summary of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The offer and sale of the Shares described in Item 1.01 of this Current Report on Form 8-K was made in a private placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Shares may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Stock Purchase Agreement by and between the Company and Frank Gillen, dated March 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Almost Never Films Inc.

Date: March 9, 2016	By: /s/ Danny Chan
Danny Chan
Chief Executive Officer and Chief Financial Officer